Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Webull Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Webull Class A Ordinary Shares, par value $0.00001 per share	(1)	Other	12,292,419	$8.8250	$108,480,597.67	0.0001381	$14,981.18

Total Offering Amounts:							$108,480,597.67		14,981.18
Total Fees Previously Paid:									0.00
Total Fee Offsets:									14,981.18
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act, Webull is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction. Capitalized terms not otherwise defined herein shall have the meaning given in the Registration Statement on Form F-3 to which this Exhibit 107 corresponds.

Consists of 12,292,419 Webull Class A Ordinary Shares, including (i) 7,091,780 Webull Class A Ordinary Shares issued as Consideration Shares, (ii) 2,363,927 Webull Class A Ordinary Shares issued as Escrow Shares and (iii) up to 2,836,712 Webull Class A Ordinary Shares to be issued as Adjustment Shares.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Webull Class A Ordinary Shares on August 26, 2026, as reported on Nasdaq, which was $8.825 per Webull Class A Ordinary Share.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Webull Corp	(1)	F-1	333-288787	07/18/2025		$14,981.18	Equity	Webull Class A Ordinary Shares, par value $0.00001 per share	1,791,792	$794,385,000.00	$
Fee Offset Sources	Webull Corp		F-1	333-288787		07/18/2025							143,951.06

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The registrant has terminated or completed any offerings that included the unsold securities under the Prior F-1 Registration Statement (as defined below).

The registrant previously paid a registration fee of $143,951.06 with respect to the registrant's Registration Statement on Form F-1 (File No. 333-288787), which was initially filed by the registrant on July 18, 2025 (the "Prior F-1 Registration Statement") pertaining to the registration of up to 75,159,236 Webull Class A Ordinary Shares, par value $0.00001 per share (the “Webull Class A Ordinary Shares”), of which 63,500,000 Webull Class A Ordinary Shares remained unsold. Pursuant to Rule 457(p) under the Securities Act, the registrant is entitled to offset a registration fee of $121,620.34 with respect to unsold securities registered under the Prior F-1 Registration Statement.